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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-80835, No. 333-72961, No. 333-45533, No. 333-39289, No.
333-12983, No. 333-06873, No. 33-97680, No. 33-84974 and Forms S-8 No.
333-88237, No. 333-83403, No. 333-66257 and No. 333-06869) of Equity Residential
Properties Trust and in the related Prospectuses, of our report dated February 16, 2000, except for Note 23, as to which the date is March 3, 2000, with respect to the consolidated financial statements and schedule of Equity Residential Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                     /s/ Ernst & Young LLP

                                                     Ernst & Young LLP

Chicago, Illinois
March 13, 2000